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                                                                      EXHIBIT 99

                     PRO FORMA CONSOLIDATED FINANCIAL DATA



The following unaudited pro forma consolidated statements of income for the quarter ended March 31, 1997 and the year ended December 31, 1996 and the unaudited pro forma consolidated balance sheet as of March 31, 1997 present the consolidated results of operations and consolidated financial position of Equifax Inc. assuming that the transactions contemplated by the spinoff had occurred as of the beginning of 1996 and as of March 31, 1997 respectively. In the opinion of management, they include all material adjustments necessary to reflect, on a pro forma basis, the impact of material transactions contemplated by the spinoff on Equifax's historical financial information. The adjustments are described in Note 2 of the Notes to the Pro Forma Consolidated Financial Data (Unaudited) and are referenced in the "Pro Forma Adjustments" column of the financial statements. This pro forma consolidated financial data should be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997.



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